UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2024

Everus Construction Group, Inc.
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
Delaware	001-42276	99-1952207

1730 Burnt Boat Drive
Bismarck, North Dakota 58503
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01 per share	ECG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2024 (the “Effective Date”), the Board of Directors of Everus Construction Group, Inc. (the “Company”), adopted the Everus Construction Group, Inc. Change in Control Severance Plan (the “CIC Plan”) and designated the Company’s current named executive officers, Jeffrey S. Thiede (President and Chief Executive Officer) (the “CEO”), Maximillian J Marcy (Vice President, Chief Financial Officer and Treasurer), Thomas D. Nosbusch (Vice President and Chief Operating Officer), Paul R. Sanderson, (Vice President, Chief Legal Officer and Corporate Secretary), and Jon B. Hunke (Vice President and Chief Accounting Officer), as well as the other executive officers of the Company as of the Effective Date, have been selected to participate in the CIC Plan.

Under the CIC Plan, if a participant’s employment is terminated by the Company other than for “Cause” or by the participant for “Good reason” (in each case, as defined in the CIC Plan) and on or within two years following a “Change in Control” (as defined in the CIC Plan) of the Company, the Company will pay or provide to the participant a lump sum payment, as follows: (i) a cash amount equal to the participant’s prorated target annual incentive for the year in which the termination occurs; (ii) a cash amount equal to two times (three times for the CEO) the sum of the participant’s (1) annual base salary and (2) target annual incentive; (iii) a cash amount equal to two times (three times for the CEO) the employer portion of the costs of continued coverage under the Company’s healthcare benefit plans for 12 months; and (iv) outplacement services, the cost of which shall not exceed $10,500.

As a condition to receipt of the severance benefits, the CIC Plan requires that each participant execute and not revoke a general release of claims against the Company and agree to comply with restrictive covenants in favor of the Company, including one-year post-termination noncompetition and employee and customer nonsolicitation covenants.

If any payments or benefits would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments and benefits under the CIC Plan will be reduced to the extent required so that the participant would not be subject to the excise tax if such a reduction would put the participant in a more favorable after-tax position than if the participant were to pay the excise tax.

The foregoing description of the CIC Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CIC Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Everus Construction Group, Inc. Change in Control Severance Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2024

Everus Construction Group, Inc.

By:	/s/ Paul R. Sanderson

Paul R. Sanderson
Vice President, Chief Legal Officer and Corporate Secretary

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